EXHIBIT 8.1

Significant Subsidiaries
------------------------

                                                                      Ownership
Name                                Vessel/Activity   Incorporation   Percentage
----                                ---------------   -------------   ----------

SFL Geo I Ltd.                    To be named (NB)          Bermuda      100%
SFL Geo II Ltd.                   To be named (NB)          Bermuda      100%
SFL Geo III Ltd.                  To be named (NB)          Bermuda      100%
Rig Finance II Limited          West Prospero (NB)          Bermuda      100%
Rig Finance Ltd.                        West Ceres          Bermuda      100%
Benmore Shipping Company Limited          Sea Alfa           Cyprus      100%
Newbond Shipping Company Limited      Front Energy           Cyprus      100%
Hudson Bay Marine Company Limited      Front Force           Cyprus      100%
Jaymont Shipping Company Limited          Sea Beta           Cyprus      100%
SFL Hunter LLC                      Horizon Hunter         Delaware      100%
SFL Hawk LLC                          Horizon Hawk         Delaware      100%
SFL Eagle LLC                        Horizon Eagle         Delaware      100%
SFL Falcon LLC                      Horizon Falcon         Delaware      100%
SFL Tiger LLC                        Horizon Tiger         Delaware      100%
SFL Holdings LLC                      Intermediate
                                   holding company         Delaware      100%
Front Opalia Inc.                     Front Opalia          Liberia      100%
Ariake Transport Corporation                Ariake          Liberia      100%
Bonfield Shipping Ltd.                Front Driver          Liberia      100%
Edinburgh Navigation SA                  Edinburgh          Liberia      100%
Front Ardenne Inc.                   Front Ardenne          Liberia      100%
Front Brabant Inc.                   Front Brabant          Liberia      100%
Front Falcon Inc.                     Front Falcon          Liberia      100%
Front Glory Shipping Inc.              Front Glory          Liberia      100%
Front Pride Shipping Inc.              Front Pride          Liberia      100%
Front Saga Inc.                         Front Page          Liberia      100%
Front Scilla Inc.                     Front Scilla          Liberia      100%
Front Serenade Inc.                 Front Serenade          Liberia      100%
Front Shadow Inc.                    Golden Shadow          Liberia      100%
Front Splendour Shipping Inc.      Front Splendour          Liberia      100%
Front Stratus Inc.                   Front Stratus          Liberia      100%
Golden Estuary Corporation          Front Comanche          Liberia      100%
Golden Fjord Corporation                     Ocana          Liberia      100%
Golden Narrow Corporation           Golden Victory          Liberia      100%
Golden Seaway Corporation           Front Vanguard          Liberia      100%
Golden Sound Corporation               Front Vista          Liberia      100%
Golden Tide Corporation            Front Circassia          Liberia      100%
Hitachi Hull # 4983 Corporation              Otina          Liberia      100%
Katong Investments Ltd.              Front Breaker          Liberia      100%
Langkawi Shipping Ltd.                 Front Birch          Liberia      100%
Millcroft Maritime SA               Front Champion          Liberia      100%
Sea Ace Corporation                      Front Ace          Liberia      100%
Sibu Shipping Ltd.                     Front Maple          Liberia      100%
Front Heimdall Inc.              SFL Heimdall (NB)          Liberia      100%
Front Baldur Inc.                  SFL Baldur (NB)          Liberia      100%
Golden Straits Inc.            Golden Straits (NB)          Liberia      100%
Golden Island Inc.              Golden Island (NB)          Liberia      100%
Madeira International Corp.           Intermediate
                                   holding company          Liberia      100%
SFL Clyde Inc.                      SFL Clyde (NB)          Liberia      100%
SFL Avon Inc.                        SFL Avon (NB)          Liberia      100%
SFL Dee Inc.                          SFL Dee (NB)          Liberia      100%
SFL Humber Inc.                    SFL Humber (NB)          Liberia      100%
SFL Tamar Inc.                      SFL Tamar (NB)          Liberia      100%
Ultimate Shipping Ltd.               Front Century          Liberia      100%
Ship Finance Management AS      Management company           Norway      100%
Aspinall Pte Ltd.                     Front Viewer       Siingapore      100%
Blizana Pte Ltd.                       Front Rider        Singapore      100%
Bolzano Pte Ltd.                          Mindanao        Singapore      100%
Cirebon Shipping Pte Ltd.            Front Vanadis        Singapore      100%
Fox Maritime Pte Ltd.                 Front Sabang        Singapore      100%
Front Dua Pte Ltd.                   Front Duchess        Singapore      100%
Front Empat Pte Ltd.                Front Highness        Singapore      100%
Front Enam Pte Ltd.                     Front Lord        Singapore      100%
Front Lapan Pte Ltd.                 Front Climber        Singapore      100%
Front Lima Pte Ltd.                     Front Lady        Singapore      100%
Front Tiga Pte Ltd.                     Front Duke        Singapore      100%
Front Sembilan Pte Ltd.               Front Leader        Singapore      100%
Rettie Pte Ltd.                      Front Striver        Singapore      100%
Transcorp Pte Ltd.                    Front Guider        Singapore      100%